EXHIBIT 13.2


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 6-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                            REPORT OF FOREIGN ISSUER
                      PURSUANT TO RULE 13a-16 OR 15d-16 OF
                       THE SECURITIES EXCHANGE ACT OF 1934


For the Quarterly Payment Date on February 18, 2003


                           CRUSADE MANAGEMENT LIMITED,
             ------------------------------------------------------
              as manager of the Crusade Global Trust No. 1 of 1999
             (Exact name of Registrant as specified in its Charter)


             LEVEL 11, 55 MARKET STREET, SYDNEY, NSW 2000, AUSTRALIA
             -------------------------------------------------------
                    (Address of principal executive offices)


         Indicate by check mark whether the registrant files or will file annual reports under cover Form 20-F or Form 40-F.

                          Form 20-F [X]    Form 40-F [ ]

         Indicate by check mark whether the registrant by furnishing the information contained in this Form is also thereby furnishing the information to the Commission pursuant to Rule 12g3-2(b) under the Securities Exchange Act of 1934.

                              Yes [ ]         No [X]

         If "Yes" is marked, indicate below the file number assigned to the registrant in connection with Rule 12g3-2(b): 82-_____________________________ .

OTHER EVENTS

         On the Quarterly Payment Date falling on February 18, 2003, Perpetual Trustees Consolidated Limited, in its capacity as issuer trustee (the "Issuer Trustee") made a regular quarterly distribution of principal and interest to the holders of the Class A Mortgage-Backed Floating Rate Notes (the "Notes").


FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         See page 4 for Exhibit Index

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, as Trust Manager for the Crusade Global Trust No. 1 of 1999, by the undersigned, thereunto duly authorized.



                                    CRUSADE MANAGEMENT LIMITED,
                                    as Trust Manager for the
                                    Crusade Global Trust No. 1 of 1999,
                                    --------------------------------------------
                                    (Registrant)



Dated: March 3, 2003               By:    /S/ ROGER DESMARCHELIER
                                       -----------------------------------------
                                       Name:   Roger Desmarchelier
                                       Title:  Executive Manager

EXHIBIT INDEX

-------   ----------------------------------------------------------------------
Exhibit   Description
-------   ----------------------------------------------------------------------
99.1      The Noteholders Report for the Quarterly Payment Date on February 18,
          2003

                                                                    EXHIBIT 99.1

                               NOTEHOLDERS REPORT
                        CRUSADE GLOBAL TRUST NO.1 OF 1999
                      COUPON PERIOD ENDING 18 FEBRUARY 2003

----------------------------------------------------------------------------------------------------------------------------
NOTES
----------------------------------------------------------------------------------------------------------------------------
                                FV OUTSTANDING                                  COUPON             PRINCIPAL     CHARGE OFFS
                                     (USD)       BOND FACTOR   COUPON RATE   PAYMENTS (USD)     PAYMENTS (USD)      (USD)
----------------------------------------------------------------------------------------------------------------------------

Class A1 Notes                             0.00    0.000000%     0.00000%            0.00               0.00        0.00

Class A2 Notes                   199,470,594.21   35.056343%     1.73000%    1,037,736.34      27,840,072.92        0.00

Class A3 Notes                   125,000,000.00  100.000000%     1.82000%      600,347.22               0.00        0.00

----------------------------------------------------------------------------------------------------------------------------

                                                                      31Jan03
POOL SUMMARY                                                            AUD
------------                                                      --------------
Outstanding Balance - Variable Rate Housing Loans                   417,372,738
Outstanding Balance - Fixed Rate Loans                               91,482,059
Number of Loans                                                           6,750
Weighted Average Current LVR                                             52.20%
Average Loan Size                                                        75,386
Weighted Average Seasoning                                              68 mths
Weighted Average Term to Maturity                                      220 mths

PRINCIPAL COLLECTIONS                                                   AUD
---------------------                                             -------------
Scheduled Principal Payments                                       6,614,715.68
Unscheduled Principal Payments                                    41,058,075.39
Redraws                                                            4,709,715.57

Principal Collections                                             42,963,075.50

TOTAL AVAILABLE PRINCIPAL                                               AUD
-------------------------
Principal Collections                                             42,963,075.50
Principal Charge Offs                                                      0.00
Principal Draw                                                             0.00

Total Available Principal                                         42,963,075.50

Principal Distributed                                             42,963,075.50
Principal Retained                                                         0.00

TOTAL AVAILABLE FUNDS                                                   AUD
---------------------                                             --------------
Available Income                                                   9,768,231.80
Principal Draw                                                             0.00
Liquidity Draw                                                             0.00

Total Available Funds                                              9,768,231.80

REDRAW & LIQUIDITY FACILITIES                                           AUD
-----------------------------                                     --------------
Redraw Shortfall                                                           0.00
Redraw Carryover Charge Offs                                               0.00

Liquidity Draw                                                             0.00
Liquidity Shortfall                                                        0.00



CPR
---
                                               NOV-02     DEC-02      JAN-03
                              1 mth CPR        20.82%     25.90%      25.10%

ARREARS
-------
                              % of pool
                             (by balance)
31 - 59 days                    0.77%
60 - 89 days                    0.08%
90+ days                        0.18%
Defaults                         Nil
Losses                           Nil